UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2007

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Federal Home Loan Bank of Pittsburgh ("Bank") Director Gerard M. Thomchick has informed the Bank of his resignation from his position as President and Chief Executive Officer of the Bank’s member First Commonwealth Bank ("First Commonwealth Bank"), effective April 16, 2007. Mr. Thomchick’s seat on the Bank’s Board of Directors ("Board") is one of the six elected director positions currently allocated to Pennsylvania. Under the rules of the Federal Housing Finance Board, Mr. Thomchick must be an officer or director of a Bank member located in Pennsylvania to be eligible to remain in this seat. As a result of Mr. Thomchick’s resignation from First Commonwealth Bank, Mr. Thomchick is no longer eligible to remain in this seat. Accordingly, Mr. Thomchick’s service as a Bank Director terminated effective April 16, 2007. Under the rules of the Federal Housing Finance Board, the Bank’s Board is required to select an officer or director of a Bank member located in Pennsylvania to fill the vacant position.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

April 19, 2007	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: General Counsel and Corporate Secretary